THIRD AMENDMENT TO
OFFICE BUILDING LEASE AGREEMENT

THIS AMENDMENT TO THE OFFICE BUILDING LEASE AGREEMENT (this "Amendment") is executed as of the 30TH day of August, 2022, by and between the **KOURY CORPORATION** ("Landlord"), and **GUERRILLA RF OPERATING CORPORATION** ("Tenant").

WHEREAS, Landlord and Tenant (operating at that time under the name Guerrilla RF, Inc.) entered into that certain **OFFICE BUILDING LEASE AGREEMENT** dated July 15th, 2021, as amended by Amendment to Office Building Lease Agreement dated November 5th, 2021 (the "Amendment") and the Second Amendment to Office Building Lease Agreement dated November 2021 (collectively, the "Lease") for a premises located at 2000 Pisgah Church Road, (Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Lease); and

WHEREAS, Section 3(b) of the Lease states that "[a]ny costs of construction related to Tenant's Improvements which is more than $10.00 per square foot in excess of Tenant's Allowance (the "Excess Construction Costs") shall be paid by Tenant to Landlord as follows: All Excess Construction Costs incurred or paid by Landlord prior to December 15, 2021 shall be paid by December 31, 2021 with any Excess Construction Costs incurred after December 15, 2021 to be paid monthly by Tenant within fifteen (15) days of invoice from Landlord for the Excess Construction costs incurred by Landlord since the most recent invoice; and

WHEREAS, the costs of Tenant's Work has exceeded the Tenant Allowance by more than $10.00 per square foot (which $10.00 per square foot excess will be amortized over the initial term of the Lease at a rate of eight percent (8%) annually on a cumulative compound basis and paid monthly by Tenant as additional rent), and Tenant has been invoiced for Excess Construction Costs to date; and

WHEREAS, Tenant owes Landlord Excess Construction Costs, which Landlord calculates as currently being equal to One Million Seven Hundred Twenty-Seven Thousand Sixty-Two and 69/00 Dollars ($1,727,062.69) in Excess Construction Costs, prior to the calculation of interest, and which are currently in arrears and are continuing to accrue as construction continues (the "Construction Arrearages"); and

WHEREAS, Tenant and Landlord have agreed to schedule the payment of some of the Excess Construction Costs pursuant to the terms and conditions contained herein; and

WHEREAS, capitalized terms used but not defined herein shall have the same meaning as in the Lease; and

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises set forth herein and other good and valuable consideration, Tenant and Landlord hereby agree to the following:

1. **Deferral Fee**. Tenant agrees to pay to Landlord a Deferral Fee of two percent (2%) to be applied to all Excess Construction Costs, including the $1,727,062.698 of Construction Arrearages and all future Excess Construction Costs invoiced.

2. **Initial Payment.** Contemporaneously with the full execution of this Agreement, Tenant shall make a payment to Landlord of One Million Three Hundred Thousand and 00/00 Dollars ($1,300,000.00) (the "Initial Payment"). The Initial Payment shall be applied first to accrued interest, then to the Deferral Fee and then to the Construction Arrearages.

3. **Interest.** All current and future Excess Construction Costs and Deferral Fees shall accrue interest at a rate of eighteen percent (18%) per annum from the date invoiced until paid.

4. **No Monthly Payments.** After the Initial Payment, Tenant shall not be required to make any monthly payments until the after the Capital Raise Payment (as hereinafter defined) is due. Notwithstanding the forgoing, Landlord will continue to invoice costs monthly as incurred in accordance with the terms of the Lease.

5. **Future Capital Raises.** Tenant represents and warrants that its parent company is in the process of soliciting and closing an additional capital raise currently estimated to be in the range of approximately Five Million and no/100 Dollars ($5,000,000) and Ten Million and no/00 Dollars ($10,000,000.00) (the "Third Capital Raise"). Upon closing of the Third Capital Raise, but in no event later than Outside Payment Date (hereinafter defined), Tenant shall pay in full all Excess Construction Costs and interest due and payable as of the close of the Third Capital Raise (the "Capital Raise Payment"). After the earlier of the Capital Raise Payment or the Outside Payment Date, Tenant shall resume making monthly invoiced payments, including the Deferral Fee and interest as provided for herein. The "Outside Payment Date" shall be December 15, 2022; provided, however, if Tenant can demonstrate to Landlord, in Landlord's sole reasonable discretion, that Tenant has been working diligently towards the completion of the Third Capital Raise and that Tenant is scheduled to close the Third Capital Raise after December 15, but no later than December 31, 2022, the Outside Payment Date shall be extended to December 31, 2022 or the date the Third Capital Raise closes, whichever is earlier.

6. **Grant Funds.** Consistent with the terms of the Lease, Landlord and Tenant shall work together to obtain the Grant funds from the Governmental Unit as soon as commercially practicable. Furthermore, Landlord and Tenant shall jointly request that the Governmental Unit provide an extension of time for Tenant to achieve the Forgiveness Thresholds. Tenant shall be solely responsible for all filing, reporting, certification and other requirements of the Grant, and Landlord's sole obligation shall be to execute reasonable documents to obtain the Grant funds. Landlord shall not be liable for any failure to obtain Grant funds nor failure to obtain full or partial forgiveness of the Grant funds, whether due to failure to achieve the Forgiveness Thresholds or due to any other failure to report, certify or abide by any other term of the Grant.

7. **Grant Escrow.** In the event Landlord receives the Grant Funds prior to the date that such Grant Funds are eligible to be forgiven, Landlord shall place the portion of such yet-to-be forgiven Grant Funds in a third-party escrow account as security for Landlord's potential repayment obligation under the Grant pursuant to the terms of a separate escrow agreement (the "Escrow Agreement"). The Escrow Agreement shall state that upon the expiration of the Grant

term (or earlier certification by Tenant), Tenant shall be entitled to an amount equal to the amount of Grant funds that are fully forgiven/non-refundable to the Governmental Unit, and Landlord shall be entitled to an amount equal to the amount of Grant funds which must be repaid to the Governmental Unit according to the terms of the Grant.

8. Non-Disclosure Agreement and Reporting. Until all Excess Construction Costs are fully paid, Tenant shall provide Landlord with a written monthly report on or before the last day of each month until Lease Commencement (the "Monthly Report"). Each Monthly Report shall include: (a) the amount and terms of all current capital raises and all capital raises following the date of this Amendment, (b) monthly Financial Statements, including Balance Sheet, Income Statements, and Statement of Cash Flow (or sources and uses of cash during each month), (c) an accounting of all available financing commitments and amounts drawn, (d) a complete list of all corporate guarantees, and (e) the updated employment numbers in support of Tenant's certification of Forgiveness Thresholds with respect to the Grant. Landlord acknowledges and agrees that any such information provided pursuant to this paragraph shall be deemed "Confidential Information" of Tenant as defined in the Mutual Non-Disclosure Agreement between Landlord and Tenant dated June 24, 2021, as amended by that First Amendment dated July 8, 2022 (and as may be further amended, the "Non-Disclosure Agreement") and subject to the protections and restrictions as set forth in the Non-Disclosure Agreement and any other confidentiality or nondisclosure agreement executed by Landlord in favor of Tenant.

9. Default. In addition to any rights that Landlord may have under the Lease or at law or equity, should Tenant default under its obligations under this Third Amendment, any outstanding Excess Construction Costs, including accrued interest, shall be immediately due and payable, and all future amounts of the Excess Construction Costs shall be paid in accordance with the terms of the Lease.

10. Forbearance. Landlord agrees to forebear from exercising any rights and remedies with respect to any Tenant default, if any, under the Lease prior to the date of this Amendment unless and until Tenant otherwise defaults under the terms of the Lease or this Amendment after the date hereof.

11. Ratification. Except as expressly stated herein, the Lease shall remain in full force and effect. If there is any conflict between the Lease and the terms of this Amendment, the terms of this Amendment shall control.

12. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document with the same effect as if all parties had signed the same original. Furthermore, the undersigned agree that transmission of this Amendment by telecopy or via e-mail in a "PDF" format shall be deemed transmission of the original Amendment for all purposes.

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IN WITNESS WHEREOF, this Amendment has been executed by Landlord and Tenant as of date set forth above.

LANDLORD:

KOURY CORPORATION

By: ______________________
Richard L. Vanore, Jr., President

TENANT:

GUERRILLA RF OPERATING CORPORATION

By: ______________________
Ryan Pratt, Founder/CEO